UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2015

Gramercy Property Trust

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35933	56-2466617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor, New York, New York, 10175

(Address of Principal Executive Offices) (Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On December 23, 2015, Gramercy Property Trust (the “Trust”) filed with the U.S. Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (the “New Registration Statement”).  In connection with the filing of the New Registration Statement, the Trust also filed two prospectus supplements relating to:

•                  The possible resale, from time to time, by selling shareholders (named therein) of up to 1,410,893 common shares of beneficial interest, $0.01 par value per share (“common shares”), of the Trust, issuable upon redemption of units representing limited partnership interests in GPT Property Trust LP, a Delaware limited partnership (“GPT OP”); and

•                  The possible resale, from time to time, by selling shareholders (named therein) of up to 17,974,033 common shares issuable upon the exchange of GPT OP’s 3.75% Exchangeable Senior Notes due 2019.

Copies of the legal opinions of the Trust’s counsel, Venable LLP, relating to the legality of the common shares covered by the prospectus supplements described above, are attached hereto as Exhibit 5.1 and 5.2.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

5.1	Opinion of Venable LLP regarding the legality of the common shares offered.

5.2	Opinion of Venable LLP regarding the legality of the common shares offered.

23.1	Consent of Venable LLP (included in Exhibit 5.1 and Exhibit 5.2)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST

By:	/s/ Jon W. Clark
Jon W. Clark
Chief Financial Officer

Date: December 23, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the legality of the common shares offered.

5.2	Opinion of Venable LLP regarding the legality of the common shares offered.

23.1	Consent of Venable LLP (included in Exhibit 5.1 and Exhibit 5.2)